Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD THIRD QUARTER 2015 RESULTS

Lake Forest, IL, October 20, 2015 – Packaging Corporation of America (NYSE: PKG) today reported third quarter net income of $128 million, or $1.31 per share, compared to last year’s third quarter net income of $104 million, or $1.06 per share. Earnings included a $5 million, or $.05 per share, net gain for special items related to the Boise integration including the sale of the former St. Helens mill site previously operated by Boise Inc. Excluding special items, third quarter 2015 net income was $123 million, or $1.26 per share, compared to third quarter 2014 net income of $124 million, or $1.26 per share. Third quarter net sales were $1.5 billion in both 2015 and 2014.

Excluding special items, third quarter 2015 earnings per share, compared to the third quarter of 2014, included improved volume ($.07), lower costs for chemicals ($.03), energy ($.03) and repairs ($.02) and a lower tax rate ($.03). These items were offset by lower white paper prices and mix ($.13), lower export containerboard prices ($.03), and higher fiber costs ($.01).

Packaging segment EBITDA in the third quarter of 2015, excluding special items, was $268 million with sales of $1,144 million compared to third quarter 2014 packaging EBITDA of $262 million with sales of $1,176 million. Revenues in 2014 included $36 million related to the discontinued newsprint business and other divested operations. Corrugated products shipments were up 1.3% over last year’s record third quarter with the same number of workdays. Containerboard production was 933,000 tons which was an increase of 75,000 tons over last year’s third quarter including 70,000 tons from the D3 machine at DeRidder. Containerboard inventories were up 2,000 tons compared to 2014 year-end levels.

Paper segment EBITDA in the third quarter of 2015, excluding special items, was $46 million with sales of $292 million compared to third quarter 2014 EBITDA of $56 million with sales of $313 million. Total sales prices were lower and volume was essentially equal to the third quarter of last year.

Commenting on third quarter results, Mark W. Kowlzan, CEO, said “We performed very well equaling last year’s record third quarter earnings despite lower white papers prices and mix and lower export containerboard prices which together totaled $.16 per share. We achieved record volumes in both our packaging mills and corrugated products plants and continued to reduce costs and optimize our operations. The planned capital outage on our D3 paper machine at DeRidder was successfully completed and has enabled the machine to achieve the 1,000 tons per day design capacity. Finally, in our paper segment, we were able to reduce about half of the impact from lower sales prices through our cost reduction and efficiency improvement efforts.”

“Looking ahead,” Mr. Kowlzan added, “we expect seasonally lower volumes for containerboard and corrugated products as well as a seasonally less rich mix in corrugated products, compared to the third quarter. In addition, we expect seasonally lower volumes and a less rich mix in white papers. With colder weather, wood and fuel costs are also expected to be seasonally higher. Finally, as previously reported, maintenance outage costs are expected to be $.10 per share higher in the fourth quarter due to the planned 24-day outage at our Jackson, Alabama white papers mill for a major rebuild of the recovery boiler which will reduce production and increase costs. Considering these items, we expect fourth quarter earnings of $1.03 per share.”

In addition to PCA’s consolidated earnings results and the segment information that accompanies this press release, we posted other supplemental financial data for the third quarter on our website at www.packagingcorp.com.

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2015 Earnings Conference Call

WHEN:	Wednesday, October 21, 2015 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST	October 21, 2015 1:00 p.m. Eastern Time through

DATES:	November 4, 2015 11:59 p.m. Eastern Time

REBROADCAST	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

NUMBERS:	Passcode: 35494229

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2015		2014		2015		2014
Net sales	$1,470.8		$1,518.9		$4,350.8		$4,418.7
Cost of sales	(1,142.5)	(1)	(1,198.6)	(1)	(3,427.9)	(1)	(3,486.2)	(1)
Gross profit	328.3		320.3		922.9		932.5
Selling, general, and administrative expenses	(112.7)		(119.6)		(345.9)		(359.0)
Other income (expense), net	3.8	(1)(2)(3)	(12.3)	(2)	(2.9)	(1)(2)(3)	(44.0)	(2)
Income from operations	219.4		188.4		574.1		529.5
Interest expense, net	(21.7)		(23.1)	(2)	(63.2)		(65.3)	(2)
Income before taxes	197.7		165.3		510.9		464.2
Provision for income taxes	(69.9)		(60.9)		(178.3)		(170.1)
Net income	$127.8		$104.4		$332.6		$294.1
Earnings per share:
Basic	$1.31		$1.06		$3.39		$2.99
Diluted	$1.31		$1.06		$3.39		$2.99
Supplemental financial information:
Capital spending	$76.0		$106.7		$217.9		$254.9
Cash balance	$186.9		$154.3		$186.9		$154.3
 ____________

(1)
All periods presented include amounts from restructuring activities at our mill in DeRidder, Louisiana, including costs related to the conversion of the No. 3 newsprint machine to containerboard, our exit from the newsprint business, and other improvements. The restructuring charges primarily related to accelerated depreciation and were mostly recorded in "Cost of sales". We completed the restructuring activities in first quarter 2015, but we recorded $3.8 million of income for services and equipment received for vendor settlements during the three months ended September 30, 2015. These amounts were recorded in "Other income (expense), net". See page 3 for the amounts recorded in each period.

(2)
All periods presented include Boise acquisition integration-related and other costs, mostly recorded in "Other income (expense), net". These costs primarily relate to professional fees, severance, retention, relocation, travel, and other integration-related costs. See page 3 for the amounts recorded in each period.

In both the three and nine months ended September 30, 2014, $1.5 million of debt-refinancing costs were recorded in "Interest expense, net".
The nine months ended September 30, 2015, include a $3.6 million tax credit from the State of Louisiana related to our recent capital investment and the jobs retained at the DeRidder, Louisiana, mill, which was recorded as a benefit in "Other income (expense), net".
The nine months ended September 30, 2014, include $17.6 million of costs accrued for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit. These costs are recorded in "Other income (expense), net".

(3)
In September 2015, we sold the remaining land, buildings, and equipment at our paper mill site in St. Helens, Oregon, where we ceased paper production in December 2012. We recorded a $6.7 million gain on the sale, in "Other income (expense), net".

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Segment sales
Packaging	$1,144.4	$1,175.7	$3,385.9	$3,418.3
Paper	291.9	312.5	870.3	917.0
Corporate and other	34.5	30.7	94.6	83.4
	$1,470.8	$1,518.9	$4,350.8	$4,418.7

Segment income (loss)
Packaging	$198.2	$164.7	$533.9	$501.8
Paper	39.5	43.0	98.6	104.3
Corporate and Other	(18.3)	(19.3)	(58.4)	(76.6)
Income from operations	219.4	188.4	574.1	529.5
Interest expense, net	(21.7)	(23.1)	(63.2)	(65.3)
Income before taxes	$197.7	$165.3	$510.9	$464.2

Segment income (loss) excluding special items (1)
Packaging	$194.4	$191.7	$542.0	$555.0
Paper	32.8	43.0	91.9	103.9
Corporate and Other	(15.9)	(17.3)	(51.5)	(52.0)
	$211.3	$217.4	$582.4	$606.9

EBITDA (1)
Packaging	$271.7	$253.5	$758.1	$747.5
Paper	52.8	55.9	139.2	141.5
Corporate and Other	(17.4)	(17.2)	(55.3)	(70.7)
	$307.1	$292.2	$842.0	$818.3

EBITDA excluding special items (1)
Packaging	$267.9	$262.3	$757.2	$765.3
Paper	46.1	55.9	132.5	141.1
Corporate and Other	(15.0)	(15.2)	(48.4)	(46.1)
	$299.0	$303.0	$841.3	$860.3
____________

(1)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Packaging
Segment income	$198.2	$164.7	$533.9	$501.8
DeRidder restructuring	(3.8)	26.0	5.4	47.8
Integration-related and other costs	—	1.0	2.7	5.4
Segment income excluding special items (1)	$194.4	$191.7	$542.0	$555.0

Paper
Segment income	$39.5	$43.0	$98.6	$104.3
Integration-related and other costs	—	—	—	(0.4)
Sale of St. Helens paper mill site	(6.7)	—	(6.7)	—
Segment income excluding special items (1)	$32.8	$43.0	$91.9	$103.9

Corporate and Other
Segment loss	$(18.3)	$(19.3)	$(58.4)	$(76.6)
Integration-related and other costs	2.4	2.0	6.9	7.0
Class action lawsuit settlement	—	—	—	17.6
Segment loss excluding special items (1)	$(15.9)	$(17.3)	$(51.5)	$(52.0)

Income from operations	$219.4	$188.4	$574.1	$529.5

Income from operations, excluding special items(1)	$211.3	$217.4	$582.4	$606.9
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended September 30
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$127.8	$1.31	$104.4	$1.06
Special items(2):
DeRidder restructuring	(2.3)	(0.02)	16.6	0.17
Integration-related and other costs	1.7	0.02	2.9	0.03
Sale of St. Helens paper mill site	(4.4)	(0.05)	—	—
Total special items	(5.0)	(0.05)	19.5	0.20
Excluding special items	$122.8	$1.26	$123.9	$1.26

	Nine Months Ended September 30
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$332.6	$3.39	$294.1	$2.99
Special items (2):
DeRidder restructuring	3.6	0.04	30.4	0.31
Integration-related and other costs	6.3	0.06	8.5	0.09
Sale of St. Helens paper mill site	(4.4)	(0.04)	—	—
Class action lawsuit settlement	—	—	11.2	0.11
Total special items	5.5	0.06	50.1	0.51
Excluding special items	$338.1	$3.45	$344.2	$3.50
____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Net income	$127.8	$104.4	$332.6	$294.1
Interest expense, net	21.7	23.1	63.2	65.3
Provision for income taxes	69.9	60.9	178.3	170.1
Depreciation, amortization, and depletion	87.7	103.8	267.9	288.8
EBITDA (1)	$307.1	$292.2	$842.0	$818.3
Special items:
DeRidder restructuring	(3.8)	7.8	(3.6)	12.4
Integration-related and other costs	2.4	3.0	9.6	12.0
Sale of St. Helens paper mill site	(6.7)	—	(6.7)	—
Class action lawsuit settlement	—	—	—	17.6
EBITDA excluding special items (1)	$299.0	$303.0	$841.3	$860.3
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Packaging
Segment income	$198.2	$164.7	$533.9	$501.8
Depreciation, amortization, and depletion	73.5	88.8	224.2	245.7
EBITDA (1)	271.7	253.5	758.1	747.5
DeRidder restructuring	(3.8)	7.8	(3.6)	12.4
Integration-related and other costs	—	1.0	2.7	5.4
EBITDA excluding special items (1)	$267.9	$262.3	$757.2	$765.3

Paper
Segment income	$39.5	$43.0	$98.6	$104.3
Depreciation, amortization, and depletion	13.3	12.9	40.6	37.2
EBITDA (1)	52.8	55.9	139.2	141.5
Sale of St. Helens paper mill site	(6.7)	—	(6.7)	—
Integration-related and other costs	—	—	—	(0.4)
EBITDA excluding special items (1)	$46.1	$55.9	$132.5	$141.1

Corporate and Other
Segment loss	$(18.3)	$(19.3)	$(58.4)	$(76.6)
Depreciation, amortization, and depletion	0.9	2.1	3.1	5.9
EBITDA (1)	(17.4)	(17.2)	(55.3)	(70.7)
Integration-related and other costs	2.4	2.0	6.9	7.0
Class action lawsuit settlement	—	—	—	17.6
EBITDA excluding special items (1)	$(15.0)	$(15.2)	$(48.4)	$(46.1)

EBITDA (1)	$307.1	$292.2	$842.0	$818.3

EBITDA excluding special items (1)	$299.0	$303.0	$841.3	$860.3
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.